Exhibit 99.2

Pro forma acquisition information represents our unaudited balance sheet as if the merger had occurred on January 1, 2007: ($ in thousands)

Pro Forma Balance Sheet - Consolidated

	FNSC	CNCP	Purchase		Pro Forma
Assets	12/31/2007	12/31/2007	Adjustments		Combined $
Cash and securities	$78,956	$12,909	($20,758)	(1)	$71,107
Loans	489,142	203,735	-		692,877
Other real estate owned	2,320	-	-		2,322
Goodwill	-	-	28,561	(2)	28,561
Core deposit intangible	-	-	1,041	(3)	1,041
Other assets	16,095	3,934	422		20,451
Total assets	$586,513	$220,578	$9,266		$816,357

Liabilities and Equity
Deposits	$471,828	$184,952	$-		$656,780
Borrowings	51,050	-	-		51,050
Trust preferred securities	13,403	-	-		13,403
Other liabilities	2,676	3,365	236	(3)	6,277
Total liabilities	538,957	188,317	236		727,510

Preferred equity	-	-	-		-
Common equity	47,556	32,261	9,030	(4)	88,847
Equity	47,556	32,261	9,030		88,847

Total liabilities and equity	$586,513	$220,578	$9,266		$816,357

(1) To record cash paid for Carolina National shares, options and warrants for transaction costs.
(2) To record goodwill.
(3) To recognize core deposit intangible component of goodwill and related deferred tax.
Core deposit intangible will be amortized using the sum of the years' digits method over a 10 year life.
(4) To record additional equity issued in business combination transaction.

Pro forma acquisition information represents our unaudited results of operations as if the merger had occurred on January 1, 2007 and January 1, 2006: (in thousands)

Pro Forma 2007 Income Statement

	First National	Carolina National
	Stand-alone	Stand-alone	Purchase		Pro Forma
	Full Year 2007	Full Year 2007	Adjustments		Combined
Interest income:
Loans	$35,661	$15,540			$51,201
Securities	3,293	64			3,357
Other	1,014	792	(1,150)	(1)	656
Total interest income	39,968	16,396	(1,150)		55,214
Interest expense:
Deposits	18,872	$8,025			26,897
Short-term debt	2,568	10			2,578
Long-term debt	1,025	-			1,025
Total interest expense	22,465	8,035			30,500
Net interest income	17,503	8,361	(1,150)		24,714
Loan loss provision	1,396	209	-		1,605
Noninterest income:
Mortgage banking income	1,858	-	-		1,858
Other	2,293	386			2,679
Total noninterest income	4,151	386			4,537
Noninterest expense:
Salaries and employee benefits	7,876	2,859			10,735
Occupancy and equipment expense	2,030	893			2,923
Public relations	734	120			854
Data processing and ATM expense	702	468			1,170
Other	2,817	1,763			4,580
Total noninterest expense	14,159	6,103			20,262
Intangibles net accretion	-	-	(486)	(2)	(486)
Income before income taxes	6,099	2,435	(664)		7,870
Provision for income taxes	2,039	1,021	(246)	(3)	2,814
Net income	4,060	1,414	(418)		5,056
Preferred stock dividends	626	-			626
Net income available to common	$3,434	$1,414	$(418)		$4,430

Weighted average common shares outstanding	3,696,464	2,582,825	305,330		6,584,619
Net income per common share	$0.93	$0.55			$0.67

Notes
(1) To reduce interest income for the effects of cash used in the acquisition based upon a 5.5% rate earned on overnight funds.
(2) To record net accretion of the core deposit intangible using the sum of years' digits method over a 10 year life.
(3) To adjust income tax expense at a rate of 37% applied to the foregoing adjustments to income before income taxes.

Pro Forma 2006 Income Statement

	First National	Carolina National
	Stand-alone	Stand-alone	Purchase		Pro Forma
	Full Year 2006	Full Year 2006	Adjustments		Combined
Interest income:
Loans	$26,237	$12,783			$39,020
Securities	1,977	83			2,060
Other	672	682	(1,150)	(1)	204
Total interest income	28,886	13,548	(1,150)		41,284
Interest expense:
Deposits	12,134	$5,497			17,631
Short-term debt	1,714	45			1,759
Long-term debt	877	-			877
Total interest expense	14,725	5,542			20,267
Net interest income	14,161	8,006	(1,150)		21,017
Loan loss provision	1,192	603	-		1,795
Noninterest income	2,079	413			2,492
Noninterest expense
Salaries and employee benefits	5,128	2,421			7,549
Occupancy and equipment expense	1,046	649			1,695
Public relations	609	153			762
Data processing and ATM expense	587	287			874
Other	1,531	1,270			2,801
Total noninterest expense	8,901	4,780			13,681
Intangibles net accretion	-	-	(486)	(2)	(486)
Income before income taxes	6,147	3,036	(664)		8,519
Provision for income taxes	2,095	1,107	(246)	(3)	2,956
Net income	4,052	1,929	(418)		5,563
Preferred stock dividends	-	-			-
Net income available to common	$4,052	$1,929	$(418)		$5,563

Weighted average common shares outstanding	3,615,022	2,575,002	305,330		6,495,354
Net income per common share	$1.12	$0.75			$0.86

Notes
(1) To reduce interest income for the effects of cash used in the acquisition based upon a 5.5% rate earned on overnight funds.
(2) To record net accretion of the core deposit intangible using the sum of years' digits method over a 10 year life.
(3) To adjust income tax expense at a rate of 37% applied to the foregoing adjustments to income before income taxes.